SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported): April 19, 2006

                               AEROCENTURY CORP.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                                  94-3263974
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                          1440 Chapin Avenue, Suite 310
                              Burlingame, CA 94010
               (Address of principal executive offices) (Zip Code)

                                  650-340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
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[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation

     On April  19,  2006,  a  wholly-owned  special  purpose  subsidiary  of the
     Company, AeroCentury Investments VI, LLC ("Buyer LLC") entered into a Credit Agreement ("Agreement") with Landsbanki Islands HF ("Lender"). The Agreement was entered into as part of a $1,650,000 refinancing of a loan secured by a deHavilland DHC-8 aircraft ("Aircraft") on lease to Wideroe Flyveselskap AS. The Aircraft was previously financed under a special purpose entity loan from Ahli United Bank ("AUB") to AeroCentury Investments II, LLC ("Seller LLC"), another wholly-owned subsidiary LLC of the Company. In connection with the refinancing, AUB released its lien on the Aircraft, and the ownership of the Aircraft and lessor rights were transferred from Seller LLC to Buyer LLC. Buyer LLC then pledged its ownership interest in the Aircraft and assigned its lessor rights to Lender as collateral for Buyer LLC's debt obligations under the Agreement. The Company also pledged its membership interest in the Buyer LLC as security for the debt obligation. Proceeds of the $1,650,000 loan were used to repay the approximate $1,566,000 indebtedness under the AUB facility and the remaining amounts were retained for costs and working capital. In November 2005, the Company entered into a similar loan agreement with Lender in connection with the refinance of two other DHC-8 aircraft on lease to Wideroe.


Item 9.01 Exhibit and Financial Statements

     The Exhibit is being furnished with this Form 8-K

     Exhibit  10.1      Form of Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 24, 2006

AEROCENTURY CORP.

By: /s/ Toni M. Perazzo

Toni M. Perazzo
Sr. Vice President & Chief Financial Officer